JPE, INC.
                              775 Technology Drive
                                    Suite 200
                            Ann Arbor, Michigan 48018


                                  May 27, 1999


Mr. Richard Chrysler
775 Technology Drive
Suite 200
Ann Arbor, MI  48018

Re:  Your Employment Agreement with JPE, Inc.

Dear Mr. Chrysler:

     We are pleased to offer you the position of President and Chief Executive Officer of JPE, Inc. upon the following terms:

     1. Background. As you know, pursuant to an Investment Agreement dated April 28, 1999 (the "Investment Agreement") among JPE, Inc., a Michigan corporation ("JPE"), ASC Holdings LLC, a Michigan limited liability company ("ASC"), and Kojaian Holdings LLC, a Michigan limited liability company ("Kojaian"), each of ASC and Kojaian are, among other things, today subscribing for a controlling number of Common Shares and Preferred Shares of JPE. This employment agreement (the "Agreement"), is being entered into pursuant to Section 6.2(h) of the Investment Agreement. All capitalized terms not otherwise defined in this Agreement shall have the meanings given them in the Investment Agreement.

     2. Duties. During the Employment Term (as defined in paragraph 4), you shall be employed as the President and Chief Executive Officer of JPE and such JPE Companies as determined by JPE (collectively, the "Companies"). Subject to direct reporting to and supervision by the Chairman of the Board of Directors of JPE, your duties shall include the duties to be performed by the President and Chief Executive Officer of the Companies. During the Employment Term you shall devote your full working time and attention to the duties described in this paragraph 2.

     3. Compensation. Your annual salary as President and Chief Executive Officer of the Companies shall be $300,000 payable in accordance with payroll practices of the Companies in effect from time to time. All compensation and benefits shall be subject to applicable federal, State and local withholding taxes.

     4. Term. The term of your employment (the "Employment Term") shall continue until the earlier of (a) your death; (b) JPE's termination of your employment with the Companies; (c) your voluntary termination of your employment with the Companies; and (d) the two year anniversary of this Agreement.

     5. Benefits. During the Employment Term:

     (a) You shall be entitled to four (4) weeks paid vacation and you shall be eligible to participate in the employee benefits coverages of JPE on the same basis as other employees of JPE.

     (b) The Companies shall reimburse you for all necessary and reasonable business, travel and entertainment expenses incurred by you in the course of performing your duties for the Companies. Reimbursement shall occur upon your submission of written vouchers or expense statements indicating the amount of the expense, the date the expense was incurred, the place the expense was incurred, the purpose of the expense and when entertaining any client, the referral source, prospective client or prospective referral source, and identification of persons (including the names of the individuals present and their businesses).

     6. Termination; Termination Benefits.

     (a) JPE is free to terminate your employment with the Companies for any reason whatsoever, with fourteen (14) days' prior written notice to you. The termination benefits described in this paragraph 6 shall be in lieu of any termination or severance benefits required by the policy of the Companies or applicable law, and shall constitute your sole and exclusive rights and remedies with respect to the termination of your employment with the Companies. The Companies may withhold from any payments made to you under this paragraph 6 all federal, State, city or other taxes to the extent required by law.

     (b) Upon your termination without Cause (as defined below), you shall receive the difference between (1) $600,000 minus (2) the total salary paid to you pursuant to this Agreement prior to the last day of your employment under this Agreement, payable as if your employment continued throughout the full Employment Term.

     (c) If JPE terminates your employment for Cause, you shall receive the pro rata portion of your salary under Paragraph 3 through the date of your employment.

     (d) For purposes of this Agreement:

          (i) Termination for "Cause" means termination for (A) your material breach of this Agreement, (B) fraud, (C) theft, (D) any other intentional act or omission of moral turpitude which you know or reasonably should have known would materially injure one or more of the Companies, or (E) any deliberate action (or omission) by you which, in the reasonable determination of JPE, you should have known constitutes malfeasance, dereliction of duty, insubordination or refusal to follow direct, explicit instructions or policies of one or more of the Companies; and

          (ii) "Disability" means your inability, whether mental or physical, to render services reasonably requested by JPE consistent with your positions for two (2) consecutive months or eight (8) weeks during any four (4) month period. If JPE and you are unable to agree whether you are Disabled, the question shall be decided by a physician mutually agreed upon by JPE and you and paid by JPE, whose determination shall be final and binding. If you and JPE are unable to agree on a physician, you and JPE shall each choose one physician who shall mutually choose a third physician, whose determination shall be final and binding (which decision shall not be subject to collateral attack for any reason absent manifest error, perjury or misconduct) and which shall be enforceable by any Michigan Circuit Court, which such court may render a judgment thereon.

     (e) Notwithstanding anything in this Agreement to the contrary, upon the termination of your employment you shall execute a release in the form of
Exhibit I to this Agreement (the "Release"); and you shall not be entitled to receive any termination benefits under this paragraph 6 or otherwise unless you have executed and delivered the Release.

     7. Confidential Information.

     (a) You recognize the unique value of the Companies' business and its clients and agree that at such time as your employment with the Companies terminate, you shall not for a period of one (1) year after the date of termination (i) engage or attempt to engage, directly or indirectly, in the solicitation of any business competitive with the business of the Companies,
(ii) divert (directly or indirectly) or attempt to divert in any manner whatsoever from the Companies any business, employees, representatives, agents, clients, suppliers or customers, distributors, or (iii) influence the Companies' business relationships with any of its customers, employees or agents. Notwithstanding the foregoing, if your employment was terminated for reasons other than Cause, you may engage in the activities set forth in clause
(a)(i)-(ii) (other than the diversion or attempted diversion in any manner whatsoever from the Companies of any employees, representatives or agents), upon the earlier of (I) your notice to the Company to end any further payments under paragraph 6(b) (and upon such notice, the Company shall be released from any payments due and outstanding under paragraph 6(b)), or (II) upon the full payment to you of the termination benefits set forth in paragraph 6(b). Additionally, you shall not, at any time, either during or subsequent to the termination of your employment by the Companies, disclose or use, directly or indirectly, any confidential or proprietary information of the Companies which you gained by reason of your employment, relating to the property, business and affairs of the Companies, including, but not limited to, information concerning the Companies' marketing and business methods, procedures and strategies, products, services, manufacturing techniques, operations, businesses, representatives, suppliers, distributors, employees, customers, fees, rates, clients, mailing lists, trade secrets, plans for the development of new services, and plans for the expansion into new areas or markets, financial records, data, results of operations, billings and Propertiary Rights (the "Confidential and Proprietary Information").

     (b) Because of the special and unique character of the matters addressed in paragraph 7(a), the violation of such paragraph may cause irreparable injury to the Companies, the amount of which shall be extremely difficult, if not impossible to determine and may not be adequately compensable by monetary damages alone. Accordingly, the Companies may, in addition to pursuing its other remedies, seek to obtain equitable and injunctive relief (including, but not limited to, preliminary and permanent injunctions) from any court of competent jurisdiction, as may be necessary to enjoin any such violation of the foregoing restraints, and further, no bond or other security shall be required to obtain such relief and shall be entitled to receive from you all costs associated with its enforcement of such paragraph (including Fees and Costs).

     8. Inventions, etc.

     (a) Any inventions, improvements, discoveries, formulas or processes relating to the business or products of the Companies, which you discover or learn while employed by the Companies, at any time, shall be the sole and absolute property of the applicable Company, which shall be the sole and absolute owner of all patents and other rights associated therewith. In addition, you shall assign to the applicable Company, all right, title and interest to any and all information and ideas relating to the business and products of such Company, discovered or learned by you while employed by such Company.

     (b) Because of the special and unique character of the matters addressed in paragraph 8(a), the violation of such paragraph may cause irreparable injury to the Companies, the amount of which shall be extremely difficult, if not impossible to determine and may not be adequately compensable by monetary damages alone. Accordingly, the Companies may, in addition to pursuing its other remedies, seek to obtain equitable and injunctive relief (including, but not limited to, preliminary and permanent injunctions) from any court of competent jurisdiction, as may be necessary to enjoin any such violation of the foregoing restraints, and further, no bond or other security shall be required to obtain such relief.

     9. Arbitration.

     (a) The arbitration procedure set forth in this paragraph 9 shall be the sole and exclusive method for resolving and remedying monetary claims arising out of disputes regarding this Agreement (the "Disputes"); provided that nothing in this paragraph 9 shall prohibit a party from instituting litigation to enforce any Final Determination (as defined below) or to obtain injunctive relief. Except as otherwise provided in this paragraph 9 or in the Commercial Arbitration Rules of the American Arbitration Association as in effect at the pertinent time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to, the Uniform Arbitration Act.

     (b) In the event that either party asserts that there exists a Dispute, such party shall deliver a written notice to the other party specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten (10) business days after such delivery of such notice, the party delivering such notice of Dispute (the "Disputing Person") may, within forty-five (45) business days after delivery of such notice, commence arbitration by delivering to the other party a notice of arbitration (a "Notice of Arbitration"). Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of the party and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association as in effect at the pertinent time to be included therein, if any.

     (c)(i) The parties shall in good faith select one arbitrator to arbitrate the dispute who shall resolve the dispute according to the procedures set forth in this paragraph 9.

     (c)(ii) If the parties are unable to agree upon an arbitrator pursuant to paragraph 9(c)(i) within fifteen (15) business days, then each party shall select one arbitrator within the next fifteen (15) business days. In the event that either party fails to select an arbitrator as provided in this paragraph 9(c)(ii), then the matter shall be resolved by the arbitrator selected by the other party. If each party chooses an arbitrator, then those arbitrators shall select a third independent, neutral arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this paragraph 9. If the arbitrators selected by the parties are unable to agree on a third arbitrator within fifteen
(15) business days, after their selection, the third arbitrator shall be selected by the President of the American Arbitration Association.

     (d) The arbitration shall be conducted in Ann Arbor, Michigan, under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the written agreement of the parties, to this Agreement. The arbitrator(s) shall so conduct the arbitration that a final result, determination, finding, judgment and/or award (the "Final Determination") shall be made or rendered as soon as practicable, but in no event later than one hundred (100) business days after the delivery of the Notice of Arbitration nor later than ten (10) business days following completion of the arbitration. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as applicable). The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors. The prevailing party or parties shall be entitled to Fees and Costs.

     (e) Judgment may be entered upon the Final Determination by any court of competent jurisdiction.

     10. Miscellaneous.

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without regard to principles of conflicts of law.

     (b) The provisions of this Agreement shall be severable, and if any part of any provision is held illegal, void, unreasonable in scope or otherwise unenforceable, such provision may be changed or construed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

     (c) There is not, nor shall there be, unless in writing signed by both of us, any express or implied agreement as to your continued employment with any of the Companies after the Employment Term, as applicable, and any employment after such Term shall be "at will" (i.e., terminable by either of us at any time with or without cause or notice), with your position, salary, duties, and benefits to be as we may mutually determine.

     (d) This Agreement is personal to you and cannot be sold, assigned or pledged by you; this Agreement may be assigned by JPE, provided that no such assignment will relieve JPE of its obligations under this Agreement.

     (e) Upon termination of your employment with JPE for any reason, you shall immediately deliver and return to the Companies all memoranda, notes, records, agreements, documents and other materials constituting Confidential and Proprietary Information.

     (f) This Agreement, the Investment Agreement and the Related Agreements (as defined in the Investment Agreement), constitute the entire agreement between the parties in connection with the subject matter addressed by this Agreement, supercedes any and all other agreements, either oral or written, between the parties with respect to the subject matter so addressed, and this Agreement may not be modified orally, and no modification shall be effective unless in writing and signed by JPE and you.

     (g) This Agreement may be executed in counterparts, both of which together shall be deemed to be an original of this Agreement.

     (i) Paragraphs 6-10 shall survive the expiration of the Employment Term.

     Again, we are pleased to offer you the employment and consultant positions and hope to receive a positive response from you. Please indicate your acceptance of this Agreement by dating and signing below.

                                   Sincerely,

                                   JPE, INC.,
                                   a Michigan corporation

                                   By: /s/ David L. Treadwell
                                       ---------------------------------
                                   Name:   David L. Treadwell
                                   Its:    Chairman

                                   Dated:  May 27, 1999


Accepted and Agreed to:

May 27, 1999

/s/ Richard R. Chrysler
-----------------------------
Richard Chrysler






                                                                      EXHIBIT I



                              SEPARATION AGREEMENT
                          AND RELEASE OF ALL LIABILITY


         This Separation Agreement and Release of All Liability (this "Agreement") is made on [________], between (i) Richard Chrysler ("Chrysler") and (ii) JPE, Inc., a Michigan corporation. As used in this agreement, "JPE" means JPE, Inc., its predecessors, successors, Subsidiaries, Divested Subsidiaries, ASC, Kojaian, assigns, parents, subsidiaries, divisions and/or affiliates (whether incorporated or unincorporated), and all of the past and present directors, officers, trustees, employees and agents (in their individual and representative capacities) of each and any and all persons acting by, through, or in concert with any of them. All capitalized terms not defined in this Agreement shall have the meanings given them in the Investment Agreement dated April 28, 1999 among JPE, Inc., ASC Holdings LLC, a Michigan limited liability company, and Kojaian Holdings LLC, a Michigan limited liability (the "Investment Agreement"). This Agreement is being delivered pursuant to paragraph 6(e) of the Employment Agreement.


                                    RECITALS

     A. Chrysler has worked in the employ of JPE in various capacities.

     B. Chrysler's employment with JPE terminated on [____________] (the "Termination Date").

     C. In consideration of certain payments to be made, and benefits to be provided, by JPE to Chrysler, Chrysler has agreed to release JPE from any liability to Chrysler.

     Therefore, Chrysler and JPE agree as follows:

     1. Chrysler resigned from all his positions with JPE, effective on the Termination Date.

     2. As Chrysler's sole and exclusive consideration, payments and benefits with respect to the termination of his employment, he shall receive (a) $________, payable as provided in paragraph 6(a) of the Employment Agreement, plus (b) $1,000.00, which he acknowledges is sufficient consideration.

     3. For the consideration described in this Agreement, Chrysler hereby fully and forever releases, acquits and discharges JPE from all suits, claims or actions, or any pending actions, claims or suits, in law or in equity, against JPE on account of any employment related action or cause of action based upon any facts, whether known or unknown, including all claims for wrongful discharge, breach of contract, violation of the penal statutes, negligence of any kind, intentional infliction of emotional distress, defamation and/or discrimination on account of sex, age, race, disability, religion or nationality which has or could have been alleged under any Law, including: Title VII of the Civil Rights Act of 1964; the Age Discrimination in Employment Act; the
Rehabilitation  Act of 1973;  the Older  Workers  Benefit  Protection  Act;  the
Americans With Disabilities Act; the Family and Medical Leave Act of 1993; and all analogous Michigan Laws, including the Elliot-Larsen Civil Rights Act; and any and all amendments to any of the foregoing. Chrysler is completely able to perform the duties of his position at JPE, and has no disability recognized under the Workers' Compensation Act or otherwise.

     4. Except for actions or suits based upon breaches of the terms of this Agreement, Chrysler hereby shall fully and forever refrain from commencing any suits, claims or actions, or prosecuting any pending actions, claims or suits, in law or in equity, against JPE on account of any employment related action or cause of action based upon any facts, whether known or unknown, including all claims for wrongful discharge, breach of contract, violation of the penal statutes, negligence of any kind, intentional infliction of emotional distress, defamation and/or discrimination on account of sex, age, race, handicap or nationality which has or could have been alleged under any Law, including: Title VII of the Civil Rights Act of 1964; the Age Discrimination in Employment Act; the Rehabilitation Act of 1973; the Older Workers Benefit Protection Act; the Americans With Disabilities Act; the Family and Medical Leave Act of 1993; and all analogous Michigan Laws including the Elliot-Larsen Civil Rights Act; and any and all amendments to any of the foregoing.

     5. Chrysler shall maintain for all time as confidential, all Confidential and Proprietary Information of JPE.

     6. To the fullest extent permitted by Law, Chrysler shall not assist, aid or communicate with, either orally or in writing, in any manner whatsoever, any other person, corporation, firm, partnership or other entity, in or about any action, cause of action, suit, claim, proceeding, litigation or other matter against JPE unless required by lawfully issued subpoena power or court order. In the event Chrysler is served with a subpoena or is required by court order to testify in any type of proceeding involving JPE, Chrysler shall immediately notify JPE by providing written notice within three (3) days in the manner and to the addresses for ASC, Kojaian and JPE set forth for the delivery of notices in the Investment Agreement.

     7. This Agreement, which shall be effective and irrevocable immediately upon the time limits described herein, reflects the entire agreement of Chrysler and JPE relative to the subject matter hereof, and supersedes any previous employment, consulting or similar agreement and other prior or contemporaneous oral or written understandings, statements, representations or promises.

     8. Chrysler understands that by this Agreement he is waiving any rights he may presently have under the Age Discrimination in Employment Act, as amended. Chrysler enters into this Agreement freely and voluntarily without any duress or coercion, and after he has carefully and completely read all of the terms and provisions of this Agreement. He has been advised to consult with legal counsel and understands he shall be allowed to consider this Agreement for 21 days prior to signing it. Chrysler understands that this Agreement shall not become effective for seven days following the date it is signed, during which time he may revoke this Agreement by written notice to ASC, Kojaian and JPE at the addresses and in the manner set forth in the Investment Agreement. Chrysler understands that payments to be made to him as provided in this Agreement shall not commence until the expiration of such seven days.

     9. Arbitration.

     (a) The arbitration procedure set forth in this paragraph 9 shall be the sole and exclusive method for resolving and remedying monetary claims arising out of disputes regarding this Agreement (the "Disputes"); provided that nothing in this paragraph 9 shall prohibit a party from instituting litigation to enforce any Final Determination (as defined below) or to obtain injunctive relief. Except as otherwise provided in this paragraph 9 or in the Commercial Arbitration Rules of the American Arbitration Association as in effect at the pertinent time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to, the Uniform Arbitration Act.

     (b) In the event that either party asserts that there exists a Dispute, such party shall deliver a written notice to the other party specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten (10) business days after such delivery of such notice, the party delivering such notice of Dispute (the "Disputing Person") may, within forty-five (45) business days after delivery of such notice, commence arbitration by delivering to the other party a notice of arbitration (a "Notice of Arbitration"). Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of the party and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association as in effect at the pertinent time to be included therein, if any.

     (c)(i) The parties shall in good faith select one arbitrator to arbitrate the dispute who shall resolve the dispute according to the procedures set forth in this paragraph 9.

     (c)(ii) If the parties are unable to agree upon an arbitrator pursuant to paragraph 9(c)(i) within fifteen (15) business days, then each party shall select one arbitrator within the next fifteen (15) business days. In the event that either party fails to select an arbitrator as provided in this paragraph 9(c)(ii), then the matter shall be resolved by the arbitrator selected by the other party. If each party chooses an arbitrator, then those arbitrators shall select a third independent, neutral arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this paragraph 9. If the arbitrators selected by the parties are unable to agree on a third arbitrator within fifteen
(15) business days, after their selection, the third arbitrator shall be selected by the President of the American Arbitration Association.

     (d) The arbitration shall be conducted in Ann Arbor, Michigan, under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the written agreement of the parties, to this Agreement. The arbitrator(s) shall so conduct the arbitration that a final result, determination, finding, judgment and/or award (the "Final Determination") shall be made or rendered as soon as practicable, but in no event later than one hundred (100) business days after the delivery of the Notice of Arbitration nor later than ten (10) business days following completion of the arbitration. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as applicable). The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors. The prevailing party or parties shall be entitled to Fees and Costs.

     (e) Judgment may be entered upon the Final Determination by any court of competent jurisdiction.

     10. Nothing in this Agreement shall be construed as an admission of liability by JPE of any wrongdoing and all liability is hereby expressly denied by JPE.

     11. Chrysler shall not disparage JPE or articulate in any manner any negative fact or opinion concerning JPE.

     12. If any provision of this Agreement is deemed invalid or illegal, all other provisions shall remain in full force and effect.

     13. This Agreement shall be construed in accordance with and governed by the Laws of the State of Michigan.


                                    --------------------------------
                                    Richard Chrysler

                                    Date: --------------------------


                                    JPE, Inc.,
                                    a Michigan corporation

                                    By:
                                       -----------------------------
                                    Name:
                                          --------------------------

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                                    Date:
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